Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-203812) of Eagle Bulk Shipping Inc. of our reports dated April, 2 2015 relating to the financial statements as of December 31, 2014 and for the periods from October 16, 2014 to December 31, 2014 (Successor) and for the period from January 1, 2014 to October 15, 2014 and the year ended December 31, 2013 (Predecessor), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

March 30, 2016